Exhibit 10.6

CH2M HILL Companies, Ltd.

2004 Stock Option Plan

Effective January 1, 2004

CH2M HILL COMPANIES, LTD.
2004 STOCK OPTION PLAN

ARTICLE 1

INTRODUCTION

1.1 Establishment. CH2M HILL Companies, Ltd., an Oregon corporation, hereby establishes the CH2M HILL Companies, Ltd. 2004 Stock Option Plan (the “Plan”).

1.2 Purpose. The purpose of the Plan is to further the growth and development of CH2M HILL Companies, Ltd. (the “Plan Sponsor”) by affording an opportunity for stock ownership to Qualified Employees and Outside Directors of and consultants to the Company who are responsible for the conduct and management of the Company’s business or who are involved in endeavors significant to the Company’s success.

ARTICLE 2

DEFINITIONS

2.1 “Affiliated Companies” means any corporation or other entity that is affiliated with the Plan Sponsor through stock or other equity ownership or otherwise which is designated by either the Committee or the Board as an entity whose Qualified Employees and Outside Directors may be selected to participate in the Plan.  The Committee may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 50% of the entity. The Board, in its sole discretion, may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 10% of the entity.

2.2 “Beneficiary” means the person or persons or other entity or entities that have been designated by the Participant to whom the right to exercise Options following the Option Holder’s death shall pass, if the Option Agreement permits the exercise of unexercised Options after the Option Holder’s death. The designation by the Participant must be on forms prescribed by the Company and must be filed with the Company.  If the Participant fails to designate a Beneficiary, or if the designated Beneficiary fails to survive the Participant, the Beneficiary shall be the Participant’s estate.  Beneficiary designations may be revoked or changed by filing a new Beneficiary designation with the Company.  Each designation will automatically revoke any prior designations by the same Option Holder.

2.3 “Board” means the Board of Directors of the Plan Sponsor.

2.4 “Cause” shall mean a termination of affiliation with the Company on account of: (1) repeated refusal to obey written directions of the Board of Directors or a direct supervisor within the Company’s organizational structure (so long as such directions do not involve illegal or immoral acts); (2) acts of substance abuse which are  injurious to the Company; (3) fraud or dishonesty that is  injurious to the Company; (4) commission of a criminal offense involving money or other property of the Company (excluding any traffic violations or similar violations);  (5) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed or (6) repeated violations of the Company policies.

2.5 “CEO” means Chief Executive Officer of CH2M HILL Companies, Ltd.

2.6 “Change of Control” shall have the meaning assigned to it by Article 8.

2.7 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8 “Committee” means a committee established under Article 9 of the Plan.

2.9 “Company” means the Plan Sponsor and the Affiliated Companies.

2.10 “Compensation Committee” means a committee of the Board consisting solely of two or more outside directors who meet the requirements of  §162(m)(C)(i) of the Code.

2.11 “Outside Director” means a member of the Board who is not an Employee.

2.12 “Effective Date” means the effective date of the Plan which is January 1, 2004.

2.13 “Employees” means those individuals who are employed by the Company or an Affiliated Company (including, without limitation, officers and directors who are also employees of the Company).

2.14 “Executive Officer” means the CEO and any employee who is an officer of CH2M HILL Companies, Ltd. and whose total compensation for the taxable year is required to be reported to shareholders under the Securities Exchange Act of 1934 because the employee is one of the four highest compensated officers for the taxable year (other than the CEO).

2.15 “Fair Market Value” means the price per share of Stock in effect on that date denominated in United States dollars, as determined by the Board in accordance with the methodology described in the company’s most current filings with the Securities and Exchange Commission.

2.16 “Incentive Stock Option” shall mean any option granted to a Participant under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code § 422.

2.17 “Internal Market” means the limited internal market maintained by the Company for the purchase and sale of its Stock.

2.18 “Nonqualified Stock Option” shall mean any option granted to a Participant under the Plan which is not an Incentive Stock Option.

2.19 “Option” shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

2.20 “Option Agreement” shall mean the agreement specified in Section 4.2.

2.21 “Option Holder” shall mean a Participant who is granted an Option under the Plan or a Beneficiary or other person who acquires the right to exercise an Option by bequest or inheritance.

2.22 “Parent” shall mean a parent corporation of the Company as defined in Code § 424(e).

2.23 “Participant” means a Qualified Employee or Outside Director designated by the Committee to participate in the Plan.

2.24 “Plan” means the CH2M HILL Companies, Ltd. Stock Option Plan.

2.25 “Plan Sponsor” means CH2M HILL Companies, Ltd.

2.26 “Qualified Employees” means those employees and consultants who work for the Plan Sponsor or an Affiliated Company.

2.27 “Retirement” means the termination of employment or significant reduction in hours by the Participant on or after age 55, as recognized by the Committee.  The Committee shall determine whether a Participant’s Retirement has occurred in its sole discretion.

2.28 “Section” means a reference to a section of the Plan, unless another reference specifically applies.

2.29 “Stock” means the common stock of the Plan Sponsor and any stock issued or issuable subsequent to the Effective Date in substitution for the common stock.

2.30 “Stock Administration Department” means a designated department or a group within the Company responsible for day to day administration activities in support of the Stock based programs within the Company.

2.31 “Subsidiary” shall mean a subsidiary corporation of the Company as defined in Code § 424(f).

ARTICLE 3

ELIGIBILITY

3.1 Eligibility to Receive Grant. All Employees of the Plan Sponsor and Affiliated Companies  who are responsible for the conduct and management of the Company’s business or who are involved in endeavors significant to the success of the Company shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan.  Directors of and consultants to the Plan Sponsor and Affiliated Companies, who are not employees of the Company but who are involved in endeavors significant to the success of the Company, shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan.

ARTICLE 4

GRANT AND TERMS OF OPTIONS

4.1 Grant of Options.

(a)             The Committee may from time to time in its sole discretion determine which of the Participants (other than Executive Officers) should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, the dates on which such Options are to be granted and, except as otherwise provided by the Plan, all other terms and conditions relating to Options.

(b)             The Compensation Committee of the Board may from time to time in its sole discretion determine which of the Executive Officers should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, the dates on which such Options are to be granted and, except as otherwise provided by the Plan, all other terms and conditions relating to Options.

(c)             The terms and conditions of an Option granted under the Plan need not be identical to the terms and conditions of any other Option granted under the Plan.  No employee may be granted Incentive Stock Options to the extent that the aggregate Fair Market Value (determined as of the time each Incentive Stock Option is granted) of the Stock with respect to which any such Incentive Stock Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Plan Sponsor and any Parent and Subsidiaries) would exceed $100,000. No person shall be granted Options under the Plan to purchase more than 350,000 shares of Common Stock.

4.2 Option Agreement.  Each Option granted under the Plan shall be evidenced by a written Option Agreement (or electronic equivalent) setting forth the terms upon which the Option is granted.  Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options) and shall state the number of shares of Stock, as designated by the Committee, to which that Option pertains.  More than one Option may be granted to a Participant.

4.3 Option Price.  The Option price per share of Stock under each Option shall be determined by the Committee (other than for Executive Officers, whose Option price shall be determined by the Compensation Committee) and stated in the Option Agreement.  The option price for Incentive Stock Options granted under the Plan and Nonqualified Stock Options granted under the Plan to Executive Officers shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.  The option price for Nonqualified Stock Options granted under the Plan for Qualified Employees and Outside Directors, who are not Executive Officers, shall not be less than 90% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

4.4 Duration of Options.  Each Option shall be of a duration as specified in the Option Agreement.  However, no Option term shall be more than ten (10) years from the date on which the Option is granted, and may terminate earlier as specified in the Option Agreement.

4.5 Employees, Directors, and Consultants Based Outside the U.S. With respect to Options granted to Participants who are based outside of the United States, the Committee shall have complete discretion to define all terms and conditions of Options granted to such Participants, to modify and amend such Options as may be necessary or appropriate to comply with the laws and regulations of foreign jurisdictions, and to establish subplans and modified procedures with respect to the grant and exercise of such Options. Notwithstanding the provisions of Sections 4.3 and 4.4, the Committee may in its discretion grant Options to Participants (other than Executive Officers) who are based outside of the United States that have an Stock price that is less than 90% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Options or that have a term of more than ten years from the date on which the Options are granted, or both.

4.6 Additional Limitations on Grant. No Incentive Stock Option shall be granted to a Qualified Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code § 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Plan Sponsor or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the Stock subject to the Incentive Stock Option, and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

4.7 Other Terms and Conditions.

(a)             The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Option Holder’s ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee or the occurrence of certain events specified by the Committee.

(b)             Notwithstanding any vesting requirements contained in any Option Agreement, all outstanding Options shall become immediately exercisable in full upon the occurrence of a Change in Control.

(c)             The Option Agreement may also provide, in the discretion of the Committee, that any shares of Stock acquired upon exercise of an Option shall become, upon such acquisition, subject to the terms of a Stock Restriction Agreement which shall be set forth as an attachment to the Option Agreement.  The Committee may specify the period, if any after which an Option may be exercised following termination of the Option Holder’s services.  If the Committee does not otherwise specify, the following shall apply.

4.8 Termination of Affiliation.

(a) Retirement or Involuntary Termination. Upon the Retirement of an Option Holder or upon involuntary termination of the Option Holder’s affiliation with the Company (other than upon death, disability (within the meaning of Code § 22(e)(3)) and involuntary termination for Cause), the Option Holder may, at any time within three (3) months after the date of termination or Retirement (but before the date of expiration of the Option, if earlier), exercise the Option to the extent the Option Holder was entitled to do so on the date of termination or Retirement.  Any Options not exercisable as of the date of termination or Retirement and any Options or portions of Options of terminated Option Holders not exercised pursuant to this Section 4.7(a) shall terminate.

(b)           Death. If an Option Holder dies while affiliated with the Company or within a period of three (3) months after a termination or Retirement pursuant to Section 4.7(a), the Participant’s Beneficiary may exercise the Option at any time within one year after the date of death (but before the expiration date of the Option if earlier), to the extent the Option Holder was entitled to do so on the Option Holder’s date of death.  Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Option Holders not exercised pursuant to this Section 4.7(b) shall terminate.

(c)           Disability. Upon termination of an Option Holder’s affiliation with the Company by reason of the Option Holder’s disability (within the meaning of Code § 22(e)(3)), the Option Holder may exercise the Option at any time within one year after the date of termination (but before the expiration date of the Option, if earlier), to the extent the Option Holder was entitled to do so on the date of termination.  Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Option Holders not exercised pursuant to this Section 4.7(c) shall terminate.

(d)           Other Terminations. Options granted to the Option Holder shall terminate immediately upon termination of an Option Holder’s affiliation with the Company under circumstances other than those set forth in Sections 4.7(a), (b), or (c), including, without limitation, a termination for Cause and a voluntary termination on the part of the Option Holder other than Retirement.

(e)           Definition of Termination of Affiliation. For purposes of any Nonqualified Stock Option granted under this Plan, an Option Holder’s affiliation with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer an Qualified Employee or Outside Director of  the Company.  For purposes of any Incentive Stock Option granted under this Plan, an Option Holder’s employment with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer employed by the Company.

(f)            Special Rule for Nonqualified Stock Options. The Committee may, in its sole discretion, provide in an Option Agreement or otherwise that, upon termination of an Option Holder’s affiliation with the Company, one or more Nonqualified Stock Options held by the Option Holder may be exercised at such time and subject to such conditions as the Committee, in its sole discretion, may designate.

4.9 Loss of Affiliated Company Status. If an Affiliated Company loses its status as an Affiliated Company, all Options held by Participants associated with the former Affiliated Company shall become fully vested (exercisable in full) immediately.  Participants associated with the former Affiliated Company shall be deemed to have been involuntarily terminated with the Company pursuant to Section 4.8(a).

ARTICLE 5

EXERCISE OF OPTIONS

5.1 Manner of Exercise.  Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Stock Administration Department of the Company (or successor equivalent).  The notice to exercise shall specify the number of shares of Stock to be purchased and shall be accompanied by all of the following: (1) payment in full to the Company of the purchase price of the shares to be purchased; (2) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability that the Company or any other entity may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; (3) a representation letter if required by the Company pursuant to Section 6.2 of this Plan,  (4) a Stock Restriction Agreement meeting pursuant to Section 6.3 of this Plan, if requested by the Committee; and (5) evidence of the clearance of the Executive Officers’ Option exercise pursuant to Section 6.4 of this Plan.  An Option shall be considered to be exercised on the date that an Option Holder is so notified by the Stock Administration Department (or successor equivalent).

5.2 Payment of Purchase Price.  Payment for shares shall be in the form of either: (1) cash; or (2) a personal check to the order of the Company; or (3) a combination of cash and a personal check.  In addition, unless the Committee, in its discretion, provides otherwise, all or part of the payment for shares may be made by tendering to the Company whole or fractional shares of Stock owned by the Option Holder. The Fair Market Value on the date of exercise of any whole shares of Stock tendered by the Option Holder for payment shall be credited against the purchase price.  If shares of Stock owned by the Option Holder are used to pay all or part of the purchase price, such shares shall be evidenced by a written attestation of ownership of shares signed by the Option Holder.

5.3 Designation of Beneficiary. A Participant may designate a Beneficiary who has the right to exercise Options following the Option Holder’s death, if the Option Agreement permits the exercise of unexercised Options after the Option Holder’s death.

5.4 Prohibition on Exercise of Options if Limits on Ownership of Stock Would be Exceeded.  Notwithstanding any other provision of this Plan or of any Option Agreement, an Option granted under this Plan may not be exercised if, immediately after the exercise of such Option, the recipient of shares of Stock pursuant to such exercise would own more shares of Stock of the Plan Sponsor than such person is permitted to own under the Articles of Incorporation or Bylaws of the Plan Sponsor.  If the Option Holder is unable to exercise his/her Option due to the prohibition imposed by this Section 5.4 of this Plan, the Committee, in its sole discretion, may instruct the Company to pay to the Option Holder the monetary value of the Option, equal to the difference between the Option price and the Fair Market Value of a share of Stock as of the date of the exercise, less tax withholdings.  The time and manner of payment shall be at the discretion of the Committee.

ARTICLE 6

ISSUANCE OF SHARES

6.1 Transfer of Shares. As soon as practicable after the Stock Administration Department (or successor equivalent) of the Company has received an Option Holder’s written notice of exercise of an Option and the other items specified in Section 5.1, the Company shall issue or transfer to the Option Holder the number of shares of Stock as to which the Option has been exercised and shall deliver to the Option Holder a certificate or certificates therefor, registered in the Option Holder’s name.  In the alternative, the Company may provide for the recording of ownership of shares without the issuance of certificates.

Notwithstanding the immediately preceding paragraph, if the Participant exercises an Option through payment of the exercise price with Stock and a Participant has validly elected, in accordance with the provisions of the CH2M HILL Companies, Ltd. Deferred Compensation Plan (the “DCP”), or any successor plan, to defer the receipt of any shares of Stock in excess of the exercise price (the “Gain Stock”), then such Gain Stock shall be issued and delivered to the trustee of the CH2M HILL Companies, Ltd. Deferred Compensation Trust, or otherwise deferred in accordance with the provisions of the DCP.  The rights of the Participant with respect to the Gain Stock shall be determined in accordance with the provisions of the DCP.

If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares until compliance with such laws can reasonably be obtained.  In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

6.2 Investment Representation. Upon demand by the Company, the Option Holder shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Option Holder is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require.  Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

6.3 Restrictions on Stock Acquired Through Exercise of Options.  All shares of Stock acquired through the exercise of Options granted under this Plan shall be subject to all restrictions on shares of Stock of the Company set forth in the Articles of Incorporation and Bylaws of the Company, including:  (1) restrictions that grant the Company the right to repurchase shares upon termination of the shareholder’s affiliation with the Company; (2) restrictions that grant the Company a right of first refusal if the shareholder wishes to sell shares other than in the limited market maintained by the Company; (3) restrictions that require the approval of the Plan Sponsor for any other sale of shares; and (4) restrictions that define the share pricing methodology to be applied in purchases and sales of shares.  In addition, if requested by the Committee in its sole discretion, the Option Holder shall execute and deliver to the Plan Sponsor a Stock Restriction Agreement in such form as the Committee may provide at the time of exercise of the Option.  Such Stock Restriction Agreement may include, without limitation, restrictions in addition to those restrictions set forth in the Articles of Incorporation and Bylaws of the Plan Sponsor. Upon such request, execution of the Stock Restriction Agreement by the Option Holder prior to the transfer or delivery of any shares and prior to the expiration of the Option period shall be a condition precedent to the right to purchase such shares, unless such condition is expressly waived in writing by the Committee.

6.4. SEC Clearance Requirement.  The Company may from time to time impose certain clearance requirements on any exercise of Options.  The clearance requirements may be imposed in Company’s discretion on Executive Officers or other Option Holders who in the Company’s opinion have or may have access to material non-public information about the Company, certain clearance requirements on any exercise of Options.  Pursuant to such clearance requirements, the Company may require that designated Option Holders pre-clear their Option exercise transactions with a Company appointed compliance officer.

6.5 Compliance with Securities Laws. Each Option shall be subject to the requirement that, if at any time counsel to the Plan Sponsor shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

6.6 Changes in Accounting Rules. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

ARTICLE 7

STOCK SUBJECT TO THE PLAN

7.1 Number.  The aggregate number of shares of Stock which may be issued under Options granted pursuant to the Plan shall not exceed 5,000,000 shares.  Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Plan Sponsor not reserved for any other purpose.

7.2 Unused Stock.  If any outstanding Option under the Plan is cancelled, expires, or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

7.3 Adjustment for Change in Outstanding Shares.  If there is any change, increase or decrease, in the outstanding shares of Stock which is effected without receipt of additional consideration by the Plan Sponsor, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Committee shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the maximum number of shares of stock for which Options may be granted to a person under the Plan, the number of shares of stock subject to each outstanding Option, and the Option prices, in order to prevent the dilution or enlargement of any Option Holder’s rights.  The Committee’s determinations in making adjustments shall be final and conclusive.

7.4 Reorganization or Sale of Assets. If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to as a “Reorganization Event”), the Committee shall, as to outstanding Options, either:  (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the Stock, provided that no additional benefits shall be conferred upon Option Holders as a result of such substitution, and provided further that the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Options immediately before such substitution over the purchase price thereof; or (2) upon written notice to all Option Holders, which notice shall be given not less than 20 days prior to the effective date of the Reorganization Event, provide that all unexercised Options must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate.  In response to a notice provided pursuant to clause (2) of the preceding sentence, an Option Holder may make an irrevocable election to exercise the Option Holder’s Option contingent upon and effective as of the effective date of the Reorganization Event.  The Committee may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event which does not also result in a Change in Control.

ARTICLE 8

CHANGE OF CONTROL

8.1 Change in Control.  For purposes of the Plan, a Change in Control will occur if any one of the following events occurs:

(a)   Unapproved Acquisition of 25% Stake. Any Person is or becomes a Beneficial Owner, directly or indirectly, of 25% or more of the Voting Securities of the Plan Sponsor; provided, however, that the event described in this Section 7.1(a) shall not be deemed to be a Change of Control by virtue of any of the following:

(i)            an acquisition entered into by the Plan Sponsor,

(ii)           a  sale of Voting Securities entered into by the Plan Sponsor,

(iii)          an acquisition of Voting Securities by any employee benefit plan sponsored or maintained by the Plan Sponsor or any of its Affiliated Companies,

(iv)          an acquisition of Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, or

(v)           pursuant to a Non-COC Transaction.

(b)   Change in the Majority of the Board. During the course of one Plan Sponsor fiscal year, Incumbent Directors cease for any reason to constitute at least a majority of the Board.

(c)   Significant Merger or Consolidation. The consummation of a Business Combination, unless the Business Combination is a Non-COC Transaction.

(d)   Liquidation. The stockholders of the Plan Sponsor approve a plan of liquidation or dissolution of the Plan Sponsor or the direct or indirect sale or other disposition of all or substantially all of the assets of the Plan Sponsor and its Affiliated Entities.

8.2 Definitions.  The following definitions shall apply for purposes of this Article:

(a) “Beneficial Owner” shall mean a beneficial owner as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934.

(b) “Business Combination” shall mean a merger, consolidation, share exchange or similar form of corporate reorganization of the Plan Sponsor or any such type of transaction involving the Plan Sponsor or any of its Affiliated Entities that requires the approval of the Plan Sponsor’s stockholders.

(c) “Constructive Termination” means, without the Participant’s express written consent, the occurrence of any of the following:

(i)            Change in Responsibilities.  (1) The assignment to the Participant of any duties or responsibilities inconsistent in any material adverse respect with the Participant’s position(s), duties, responsibilities or status immediately prior to such Change of Control (including any diminution of such duties or responsibilities); or (2) A material adverse change in the Participant’s reporting responsibilities, titles or offices with the Plan Sponsor or successor as in effect immediately prior to such Change of Control.

(ii)           Change in Compensation. Any material reduction by the Plan Sponsor or successor in the Participant’s total compensation package, including any material adverse change in the annual salary, the incentive bonus ranges and targets, or the timing of payment of same as compared to the compensation package in effect immediately prior to such Change of Control.

(iii)            Change in Location. Any requirement of the Plan Sponsor or successor that the Participant (1) be based anywhere more than 25 miles from the facility where the Participant is located at the time of the Change of Control; or (2) travel on the Plan Sponsor’s or successor’s business to an extent substantially greater than the travel obligations of the Participant immediately prior to such Change of Control.

(iv)            Change in Benefits. (1) The failure of the Plan Sponsor or successor to continue in effect any employee benefit and fringe benefit plans and policies or deferred compensation plans in which the Participant is participating immediately prior to such Change of Control, unless the Participant is permitted to participate in other plans providing the Participant with substantially comparable benefits; or (2) the taking of any action by the Plan Sponsor or successor which would adversely affect the Participant’s prior participation in or reduce the Participant’s accrued benefits under any employee benefit and fringe plans or deferred compensation plans in which the Participant is participating immediately prior to a Change of Control; or (3) the failure of the Plan Sponsor or successor to provide the Participant and the Participant’s dependents welfare benefits that are substantially comparable to the benefits available to them immediately prior to such Change of Control at a substantially comparable cost to Participant; or (4) the failure of the Plan Sponsor or successor to provide the Participant with paid vacation at levels in effect for the Participant immediately prior to such Change of Control or as the same may be increased from time to time thereafter.

(v)             Reimbursement of Expenses. The failure of the Plan Sponsor or successor to promptly reimburse the Participant for all reasonable expenses incurred by the Participant in accordance with the most favorable policies, practices and procedures of the Plan Sponsor or successor in effect for the Participant at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as in effect generally at any time thereafter with respect to other peer executives of the Plan Sponsor or successor.

(vi)            Office and Support Staff.  The failure by the Plan Sponsor or successor to provide the Participant with an office or offices of substantially similar size, furnishings and other appointments, personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Participant by the Plan Sponsor at any time during the 120-day period immediately preceding the Change of Control or, if more favorable to the Participant, as provided generally at any time thereafter with respect to other peer executives of the Plan Sponsor or successor.

(vii)           Assumption of this Agreement.  The failure of the Plan Sponsor to assign and obtain the assumption of the Participant’s Change in Control Agreement from any successor.

(viii)          Inadvertent Action.  An action taken in good faith and which is remedied by the Plan Sponsor or successor within 15 calendar days after receipt of notice thereof given by the Participant shall not constitute Constructive Termination. The Participant must provide notice of termination of employment within 30 calendar days of the Participant’s knowledge of an event constituting Constructive Termination or such event shall not constitute Constructive Termination.

(d) “Incumbent Directors” shall mean:

(i)            individuals who on March 31, 2000 constitute the Board; and

(ii)           any person who becomes a director subsequent to March 31, 2000, provided his/her election or nomination for election was recommended by the Nominating Committee of the Board (or its successor in responsibilities) or approved by at least a majority of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the Plan Sponsor or successor’s proxy statement in which such person is named as a nominee for a director, without objection to such nomination); provided that individuals initially elected or nominated as directors of the Plan Sponsor or successor as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed to be Incumbent Directors.

(e) “Non-COC Transaction” shall include any Business Combination in which:

(i)            at least 75% of the total voting power eligible to elect directors of the entity resulting from such Business Combination is represented by shares that were Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted),

(ii)           no Person, other than any employee benefit plan sponsored or maintained by the Plan Sponsor, becomes the “beneficial owner”, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such Business Combination,

(iii)          at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

(f) “Person” shall mean Person as defined in Section 3(a)(9) and as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934.

(g) “Voting Securities” shall mean either (a) the then-outstanding shares of Stock of the Plan Sponsor or (b) the combined voting power of the Plan Sponsor’s then-outstanding securities eligible to vote for the election of the Board.

ARTICLE 9

PLAN ADMINISTRATION

9.1 Committee.

(a)   The Plan shall be administered by the committee appointed by and serving at the pleasure of the Board.  Members of the Committee and any subcommittee or special committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Board may from time to time remove members from or add members to the Committee, and vacancies on the Committee shall be filled by the Board.

(b)   Notwithstanding the foregoing, while the Committee is hereby authorized to administer the Plan in general, any issues under the Plan that relate to Executive Officers shall be administered by the Compensation Committee in compliance with § 162(m)(4)(C)(i) of the Code.

9.2 Committee Meetings and Actions.  The Committee shall hold meetings at such times and places as it may determine.  A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants’ Options.

9.3 Powers of Committee.  The Committee shall, in its sole discretion, select the Participants from among the Qualified Employees and Outside Directors and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan.  The Committee shall determine the form or forms of the agreements with Participants (other than Executive Officers) that shall evidence the particular provisions, terms, conditions, rights and duties of the Plan Sponsor and the Participants. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may from time to time delegate its responsibilities as it determines is necessary, in its sole discretion.  The Committee may correct any defect, supply any omission, reconcile any inconsistency in the Plan or in any agreement entered into under the Plan, and reconcile any inconsistency between the Plan and any Agreement in the manner and to the extent it shall deem expedient, and the Committee shall be the sole and final judge of such expediency.  No member of the Committee shall be liable for any action or determination made in good faith.  The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

9.4 Interpretation of Plan.  The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants’ Accounts.

9.5 Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Plan Sponsor against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Plan Sponsor’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 10

MISCELLANEOUS

10.1 Non-Transferability of Options. Options granted pursuant to the Plan are not transferable by the Option Holder other than by will or the laws of descent and distribution and shall be exercisable during the Option Holder’s lifetime only by the Option Holder.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon an Option, the Option shall immediately become null and void.

10.2 Amendments. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder.  Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 7.3, and no amendment shall be made which reduces the option price at which the Stock may be offered through Incentive Stock Options under the Plan below the minimum required by Sections 4.3 or 4.5, except as provided in Section 7.3, or which materially modifies the requirements as to eligibility for receipt of Incentive Stock Options under the Plan.  Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder.

10.3 Term of Plan. This Plan shall terminate on December 31, 2013. The Board of Directors may suspend or terminate the Plan at any time prior to December 31, 2013.

10.4 Rights as Stockholder. An Option Holder shall have no rights as a stockholder of the Company with respect to any shares of Stock covered by an Option until the date of the issuance of the stock certificate for such shares or the date of the recording of the ownership of the shares in the Option Holder’s name.

10.5 Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

10.6 No Right to Continued Employment.  Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant’s employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant. Nothing in this Plan shall limit or impair the Company’s right to terminate the employment of any employee.  Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee in its sole discretion.  Participation in this Plan is a matter entirely separate from any pension right or entitlement the Participant may have and from the terms or conditions of the Participant’s employment.  Participation in this Plan shall not affect in any way a Participant’s pension rights or entitlements or terms or conditions of employment.  Any Participant who leaves the employment of the Company shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

10.7 Non-Assignability.  Neither a Participant nor a Beneficiary may voluntarily or involuntarily anticipate, assign, or alienate (either at law or in equity) any Option under the Plan, and the Committee shall not recognize any such anticipation, assignment, or alienation.  Furthermore, an Option under the Plan shall not be subject to attachment, garnishment, levy, execution, or other legal or equitable process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interests or Options provided pursuant to the terms of the Plan or the levy of any attachment or similar process thereupon, shall by null and void and without effect.

10.8 Participation in Other Plans.  Nothing in this Plan shall affect any right which the Participant may otherwise have to participate in any retirement plan or agreement which the Company or an Affiliated Company has adopted or may adopt hereafter.  Neither the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option nor the proceeds from the sale of shares received upon such exercise shall constitute “earnings” or “compensation” with respect to which any other employee benefits of such Participant are determined.

10.9 Federal Securities Law Requirements. If a Participant is an officer or director of the Plan Sponsor within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of § 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the Option Agreement with the Participant.

10.10 Governing Law. This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado, without regard to the conflicts of laws rules of such State.